EXHIBIT 32
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     Pursuant to 18 U.S.C. Section 1350, as adopted and pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, Robert Stopanio, President and Principal Executive Officer, and Karen Rodgers, Controller and Principal Financial Officer of Scorpion Performance, Inc., hereby certify that to the best of his or her knowledge, that:
          (1) the annual report on Form 10-KSB of Scorpion Performance, Inc. for the period ended December 31, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
          (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Scorpion Performance, Inc.
Date: March 31, 2008

/s/ Robert Stopanio
Robert Stopanio
President and Principal Executive Officer

/s/ Karen Rodgers
Karen Rodgers,
Controller and Principal Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Scorpion Performance, Inc. and will be retained by Scorpion Performance, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.